                                   Exhibit 21.
                      Subsidiaries of Hycor Biomedical Inc.

                                                              State of
                           Name                               Incorporation
                           ----                               -------------

                  Hycor Biomedical GmbH                       Germany
                  Melja Diagnostik GmbH                       Germany
                  Medical Specialties Inc.                    New Jersey
                  Hycor Biomedical SAS                        France
                  Hycor International Inc.                    US Virgin Islands






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